EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050
ROVI CORPORATION REPORTS FIRST QUARTER 2013 FINANCIAL PERFORMANCE

Key IP Licensing Settlements and Customer Renewals Executed During the Quarter

SANTA CLARA, Calif. (GLOBE NEWSWIRE) — May 1, 2013—Rovi Corporation (NASDAQ: ROVI) today reported financial results for the first quarter ended March 31, 2013. All 2012 and 2013 results presented in this release have been adjusted to reflect the reclassification of the Rovi Entertainment Store business, which the Company has put up for sale, as discontinued operations.

The Company reported first quarter revenue of $154.7 million, compared to $171.7 million in the first quarter of 2012.   First quarter 2013 GAAP Income from continuing operations, net of tax, was $0.0 million, compared to a GAAP Income from continuing operations, net of tax, of $12.5 million for the first quarter of 2012. After taking into consideration discontinued operations, the Company reported a GAAP net loss of $25.7 million, compared to a GAAP net loss of $4.6 million for the first quarter of 2012. On a non-GAAP basis, first quarter Adjusted Pro Forma Income was $44.9 million, compared to $68.7 million in the first quarter of 2012, and first quarter Adjusted Pro Forma Income Per Common Share was $0.45, compared to $0.63 in the first quarter of 2012.  The year-over-year declines were primarily attributable to expected revenue declines within the Company's consumer electronics video delivery and display sales vertical.

Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are defined below in the section entitled Non-GAAP or Adjusted Pro Forma Information. Reconciliations between GAAP pro forma and Adjusted Pro Forma results from operations are provided in the tables below.

“We demonstrated strong execution in the first quarter and made significant progress against our strategic initiatives, as we announced key new customers and renewals and extended our technology footprint further into mobile and over-the-top delivery ecosystems,” said Tom Carson, President and CEO of Rovi. “We entered into several key IP licensing arrangements this quarter, which we believe affirms the continuing importance of Rovi's IP in the evolving digital entertainment landscape and positions the Company well for future growth.”

During the quarter, the Company repurchased 2.2 million shares of its stock for $42.1 million, and since March 31, 2013, the Company has repurchased approximately 800,000 additional shares of its stock for approximately $17.1 million.

Business Outlook

Rovi continues to anticipate fiscal year 2013 revenue of between $630 million and $660 million, and is increasing its expectations for fiscal year 2013 Adjusted Pro Forma Income Per Common Share from $1.90 - $2.20 to $1.95 -$2.25.

Conference Call Information

Rovi management will host a conference call today, May 1, 2013, at 2:00 p.m. PT / 5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call 1-800-762-8779 (or international +1-480-629-9645) and reference the Rovi call. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.

A telephonic replay of the conference call will be available through May 3, 2013 and can be accessed by calling 1-800-406-7325 (or international +1-303-590-3030) and entering access code 4612637#. A replay of the audio webcast will be available on Rovi Corporation's website approximately 1-2 hours after the live webcast ends and will remain on Rovi Corporation's website until its next quarterly earnings call.

Non-GAAP or Adjusted Pro Forma Information

Rovi Corporation provides non-GAAP Adjusted Pro Forma information. References to Adjusted Pro Forma information are references to non-GAAP pro forma measures. The Company provides Adjusted Pro Forma information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company's performance that are not required by, and are not presented in accordance with GAAP. Adjusted Pro Forma information is not a substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP pro forma information prepared in accordance with ASC 805, Business Combinations.

Adjusted Pro Forma Income is defined as GAAP pro forma income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps, caps and foreign currency collars and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income.

The Company's management has evaluated and made operating decisions about its business operations primarily based upon Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company's operating expenses.  Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its convertible debt.

Management is using these Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Non-GAAP measures may have limited usefulness in comparing companies.  Management believes, however, that providing Adjusted Pro Forma financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations between historical pro forma and Adjusted Pro Forma results of operations are provided in the tables below.

About Rovi Corporation

Rovi powers the discovery, delivery, display and monetization of digital entertainment. With innovative technology solutions for consumer electronics manufacturers, service providers, content producers, advertisers, retailers and websites, Rovi connects people and the entertainment they love. The company holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. More information about Rovi can be found at rovicorp.com.

Forward Looking Statements

All statements contained herein, including the quotations attributed to Mr. Carson, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of revenues and earnings for the 2013 fiscal year, business strategies, and possible sale of its Rovi Entertainment Store business.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company's ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company's technologies and integrated solutions, and the Company's completion of a sale transaction involving the Rovi Entertainment Store business. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2013 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contacts

Peter Halt
Rovi Corporation
+1 (818) 295-6800

Lori Barker
Rovi Corporation
+1 (408) 764-5309

Rovi Q1 2013 Business and Operating Highlights:

 Discovery:

•	Approximately 168 million worldwide subscribers; 120 million excluding pre-paid licensees

IP Licensing:

•	Entered into multi-year IP license agreement across all products with LG Electronics

•	Entered into a new license agreement with Hulu, resolving all outstanding litigation

Guide Products:

•	First commercial launch of TotalGuide xD including remote record capability with Cogeco Cable

•	Renewed 33 North American cable operators

Advertising:

•	Launched new advertising campaigns with a major fast food chain, a large airline, a top brewing company and a leading personal care consumer brand

•
Acquired IntegralReach and its predictive television analytics platform that enables broadcast networks, cable service providers, and others in the television distribution industry to analyze massive amounts of click-stream viewership information and other data to optimize ad placements and promotions

•	Signed an agreement with a leading North American service provider for custom analytics reports

Video Delivery and Display:

DivX:

•	Renewed LG Electronics relationship and expanded agreement to license DivX Plus Streaming for mobile devices

•	Expanded Samsung smart television and Blu-ray device license to include DivX Plus Streaming

•	Expanded DivX relationship with Hubee (France) and Maxx-XS BV (Netherlands) to include DivX Plus Streaming

•	More than 50 companies have signed up for and received pre-release copies of the MainConcept HEVC SDK for their internal testing

•	90 million additional DivX deployments

Other:

Data:

•	Announced agreement with a leader in social media to enable more robust digital media user experiences

•	Expanded geographical coverage for one of the largest CE manufacturers

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2013	2012
Revenues	$154,730	$171,727
Costs and expenses:
Cost of revenues	30,748	25,152
Research and development	35,824	40,165
Selling, general and administrative	41,756	40,476
Depreciation	4,464	5,000
Amortization of intangible assets	25,035	25,635
Restructuring and asset impairment charges	637	1,372
Total costs and expenses	138,464	137,800
Operating income from continuing operations	16,266	33,927
Interest expense	(16,161)	(12,148)
Interest income and other, net	629	1,610
Debt modification expense	(304)	(4,464)
Loss on interest rate swaps and caps, net	(1,044)	(104)
Loss on debt redemption	—	(1,758)
(Loss) income from continuing operations before income taxes	(614)	17,063
Income tax (benefit) expense	(616)	4,543
Income from continuing operations, net of tax	2	12,520
Discontinued operations, net of tax	(25,735)	(17,129)
Net loss	$(25,733)	$(4,609)
Basic earnings per share:
Basic income per share from continuing operations	$—	$0.12
Basic loss per share from discontinued operations	(0.26)	(0.16)
Basic net loss per share	$(0.26)	$(0.04)
Shares used in computing basic net earnings per share	100,565	107,532
Diluted earnings per share:
Diluted income per share from continuing operations	$—	$0.12
Diluted loss per share from discontinued operations	(0.26)	(0.16)
Diluted net loss per share	$(0.26)	$(0.04)
Shares used in computing diluted net earnings per share	100,877	108,269

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$280,380	$285,352
Short-term investments	457,387	577,988
Trade accounts receivable, net	99,821	106,018
Taxes receivable	13,787	9,237
Deferred tax assets, net	20,377	20,373
Prepaid expenses and other current assets	28,664	26,786
Assets held for sale	57,950	76,852
Total current assets	958,366	1,102,606
Long-term marketable investment securities	119,764	104,893
Property and equipment, net	31,352	32,791
Finite-lived intangible assets, net	667,320	689,494
Other assets	27,860	23,862
Goodwill	1,348,641	1,341,035
Total assets	$3,153,303	$3,294,681

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$94,379	$94,830
Deferred revenue	14,550	16,152
Current portion of long-term debt	28,606	106,407
Liabilities held for sale	10,826	11,053
Total current liabilities	148,361	228,442
Taxes payable, less current portion	50,925	50,800
Long-term debt, less current portion	1,348,694	1,373,818
Deferred revenue, less current portion	3,241	3,921
Long-term deferred tax liabilities, net	43,058	41,596
Other non current liabilities	16,340	8,683
Total liabilities	1,610,619	1,707,260
Stockholders’ equity:
Common stock	128	125
Treasury stock	(676,677)	(634,571)
Additional paid-in capital	2,221,717	2,196,567
Accumulated other comprehensive loss	(3,426)	(1,375)
Retained earnings	942	26,675
Total stockholders’ equity	1,542,684	1,587,421
Total liabilities and stockholders’ equity	$3,153,303	$3,294,681

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended			Three Months Ended
	March 31, 2013			March 31, 2012
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$79,774	$—	$79,774	$79,354	$—	$79,354
CE discovery and advertising	38,466	—	38,466	38,199	—	38,199
CE video delivery and display	21,020	—	21,020	37,470	—	37,470
Other	15,470	—	15,470	16,704	—	16,704
Total revenues	154,730	—	154,730	171,727	—	171,727
Costs and expenses:
Cost of revenues (2)	30,748	(1,385)	29,363	25,152	(1,215)	23,937
Research and development (3)	35,824	(6,561)	29,263	40,165	(6,252)	33,913
Selling, general and administrative (4)	41,756	(9,053)	32,703	40,476	(9,768)	30,708
Depreciation (5)	4,464	—	4,464	5,000	—	5,000
Amortization of intangible assets	25,035	(25,035)	—	25,635	(25,635)	—
Restructuring and asset impairment charges	637	(637)	—	1,372	(1,372)	—
Total costs and expenses	138,464	(42,671)	95,793	137,800	(44,242)	93,558
Operating income from continuing operations	16,266	42,671	58,937	33,927	44,242	78,169
Interest expense (6)	(16,161)	5,984	(10,177)	(12,148)	6,189	(5,959)
Interest income and other, net	629	—	629	1,610	—	1,610
Debt modification expense	(304)	304		(4,464)	4,464
Loss on interest rate swaps and caps, net (7)	(1,044)	1,044	—	(104)	104	—
Loss on debt redemption	—	—	—	(1,758)	1,758	—
(Loss) income from continuing operations before income taxes	(614)	50,003	49,389	17,063	56,757	73,820
Income tax (benefit) expense (8)	(616)	5,061	4,445	4,543	624	5,167
Income from continuing operations, net of tax	$2	$44,942	$44,944	$12,520	$56,133	$68,653
Diluted income per share from continuing operations	$—		$0.45	$0.12		$0.63
Shares used in computing diluted net earnings per share	100,877		100,877	108,269		108,269

(1) GAAP Pro Forma financial information is the same as our GAAP results; no adjustments have been made to the GAAP results since they are comparative with prior quarter's pro forma results.
(2) Adjustments to cost of revenues consist of the following:
		March 31, 2013	March 31, 2012
Equity based compensation		$(1,090)	$(1,215)
Transition and integration costs		(295)	—
Total adjustment		$(1,385)	$(1,215)
(3) Adjustments to research and development consist of the following:
		March 31, 2013	March 31, 2012
Equity based compensation		$(5,785)	$(6,252)
Transition and integration costs		(776)	—
Total adjustment		$(6,561)	$(6,252)
(4) Adjustments to selling, general and administrative consist of the following:
		March 31, 2013	March 31, 2012
Equity based compensation		$(8,642)	$(9,768)
Transition and integration costs		(411)	—
Total adjustment		$(9,053)	$(9,768)
(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates non-cash mark-to-market gain or loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(8) Adjusts tax expense to the adjusted pro forma cash tax rate.